UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Nordson Corporation (the “Company”) held its annual meeting of shareholders on March 1, 2016 (the “2016 Annual Meeting”). Of the 56,984,398 shares outstanding and entitled to vote, 90.80% (51,742,042 shares) were represented, constituting a quorum. The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1 – resulted in approval of the election of Lee C. Banks, Randolph W. Carson, and Victor L. Richey, Jr. to the board of directors, each to serve until the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Lee C. Banks	48,123,149	268,333	3,350,560
Randolph W. Carson	48,187,990	203,492	3,350,560
Victor L. Richey, Jr.	45,284,958	3,106,524	3,350,560

Proposal 2 – resulted in 99.50% of the votes cast (not including abstentions), approving the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

For	Against	Abstain
51,403,425	259,756	78,861

Proposal 3 – resulted in 98.97% of the votes cast (not including abstentions) approving, by a non-binding advisory vote, our executive compensation.

For	Against	Abstain	Broker Non-Votes
47,752,398	496,486	142,598	3,350,560

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORDSON CORPORATION

Date: March 2, 2016	By:	/s/ Robert E. Veillette
Robert E. Veillette
Vice President, General Counsel & Secretary